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                                                                    EXHIBIT 23.1



                         [COLE & REED, P.C. LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Amended Registration Statement on Form 10 of our report dated March 31, 2000, except for Note N and O, as to which the effective date is December 6, 2000, relating to the revised consolidated financial statements of AmeriVision Communications, Inc., as of December 31, 1998 and 1999, and for the years ended December 31, 1997, 1998 and 1999.


                                                    /s/ COLE & REED P.C.


Oklahoma City, Oklahoma

December 6, 2000